Execution Version

NORTHWESTERN CORPORATION

$55,000,000

First Mortgage Bonds, 5.71% Series due October 15, 2039

______________

BOND PURCHASE AGREEMENT

______________

Dated September 30, 2009

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1. DESCRIPTION OF BONDS	1
SECTION 2. SALE AND PURCHASE OF BONDS	2
SECTION 3. CLOSING	2
SECTION 4. CONDITIONS TO CLOSING	2
SECTION 4.1. REPRESENTATIONS AND WARRANTIES	2
SECTION 4.2. PERFORMANCE; NO DEFAULT	3
SECTION 4.3. COMPLIANCE CERTIFICATES	3
SECTION 4.4. OPINIONS OF COUNSEL	3
SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC	3
SECTION 4.6. SALE OF OTHER BONDS	4
SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES	4
SECTION 4.8. PRIVATE PLACEMENT NUMBER	4
SECTION 4.9. CHANGES IN CORPORATE STRUCTURE	4
SECTION 4.10. FUNDING INSTRUCTIONS	4
SECTION 4.11. COMMISSION APPROVAL	4
SECTION 4.12. UCC FINANCING STATEMENTS	4
SECTION 4.13. COMPLIANCE WITH INDENTURE	5
SECTION 4.14. PROCEEDINGS AND DOCUMENTS	5
SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY	5
SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY	5
SECTION 5.2. AUTHORIZATION, ETC	5
SECTION 5.3. DISCLOSURE	5
SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES	6
SECTION 5.5. FINANCIAL STATEMENTS; MATERIAL LIABILITIES	6
SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC	7
SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC	7
SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS	7
SECTION 5.9. TAXES	8
SECTION 5.10. TITLE TO PROPERTY; LEASES	8
SECTION 5.11. LICENSES, PERMITS, ETC	8
SECTION 5.12. COMPLIANCE WITH ERISA	9
SECTION 5.13. PRIVATE OFFERING BY THE COMPANY; QUALIFICATION OF INDENTURE	9
SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS	10

SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS	10
SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC	11
SECTION 5.17. STATUS UNDER CERTAIN STATUTES	11
SECTION 5.18. ENVIRONMENTAL MATTERS	11
SECTION 5.19. LIEN OF INDENTURE	12
SECTION 5.20. FILINGS	12
SECTION 6. REPRESENTATIONS OF THE PURCHASERS	13
SECTION 6.1. PURCHASE FOR INVESTMENT	13
SECTION 6.2. SOURCE OF FUNDS	13
SECTION 7. INFORMATION AS TO COMPANY	15
SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION	15
SECTION 7.2. OFFICER'S CERTIFICATE	17
SECTION 7.3. VISITATION	18
SECTION 8. COVENANTS	18
SECTION 9. EXPENSES, ETC	19
SECTION 9.1. TRANSACTION EXPENSES	19
SECTION 9.2. SURVIVAL	19
SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	20
SECTION 11. AMENDMENTS AND WAIVERS	20
SECTION 12. NOTICES	20
SECTION 13. INDEMNIFICATION	21
SECTION 14. MISCELLANEOUS	21
SECTION 14.1. SUCCESSORS AND ASSIGNS	21
SECTION 14.2. ACCOUNTING TERMS	21
SECTION 14 .3. SEVERABILITY	21
SECTION 14.4. CONSTRUCTION, ETC	21
SECTION 14.5. COUNTERPARTS	22
SECTION 14.6. GOVERNING LAW	22
SECTION 14.7. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL	22
SIGNATURE	24

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SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms
SCHEDULE 4.12	—	UCC Filings
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.7	—	Required Approvals
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 5.20	—	Filings
EXHIBIT A	—	Form of Twenty-Eighth Supplemental Indenture
EXHIBIT 4.4(a)(i)	—	Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(a)(ii)	—	Form of Opinion of Local Counsel for the Company
EXHIBIT 4.4(a)(iii)	—	Form of Opinion of General Counsel for the Company
EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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NORTHWESTERN CORPORATION

3010 WEST 69TH STREET

SIOUX FALLS, SOUTH DAKOTA 57108

FIRST MORTGAGE BONDS, 5.71% SERIES DUE OCTOBER 15, 2039

September 30, 2009

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

NorthWestern Corporation (formerly known as NorthWestern Public Service Company), a corporation organized and existing under the laws of the State of Delaware (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	DESCRIPTION OF BONDS.

The Company will authorize the issue and sale of $55,000,000 aggregate principal amount of its First Mortgage Bonds, 5.71% Series due October 15, 2039 (the “Bonds”). The Bonds will be issued under and secured by a Mortgage and Deed of Trust dated as of October 1, 1945 (the “Original Indenture”) by and among the Company (as successor to NorthWestern Energy, L.L.C., in turn successor to The Montana Power Company) and the Bank of New York Mellon (formerly The Bank of New York) (as successor to Guaranty Trust Company of New York), as corporate trustee (hereinafter called the “Corporate Trustee”), Ming Ryan (as indirect successor to Arthur E. Burke), (Ming Ryan being hereinafter sometimes called the “Co-Trustee”;and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), which Original Indenture was executed and delivered to secure the payment of Bonds issued or to be issued under and in accordance with the provisions of the Original Indenture pursuant to the Twenty-Eighth Supplemental Indenture (the “Twenty-Eighth Supplemental Indenture”, the Original Indenture together with all supplements and amendments thereto, including the Twenty-Eighth Supplemental Indenture being hereinafter collectively referred to as the “Indenture”) which Twenty-Eighth Supplemental Indenture will be substantially in the form attached hereto as Exhibit A, with such changes therein, if any, as shall be approved by the Purchasers and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF BONDS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

The execution and delivery of the Agreement will occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on September 30, 2009 (the “Execution Date”).

The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, IL, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on October 15, 2009 or such other Business Day thereafter on or prior to October 31, 2009, as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $1,000 as such Purchaser may request) dated the date of the Closing, authenticated by the Trustee and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 153910224325 at US Bank N.A., 800 Nicollet Mall, Minneapolis, MN 55402, ABA: 123000848, Account Name - NorthWestern Corporation General Account. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified inSection 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Execution Date and/or the Closing, as the case may be, of the following conditions:

Section 4.1.     Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at the time of the Closing.

Section 4.2.     Performance; No Default.The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Execution Date and at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Section 4.3.     Compliance Certificates. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds. In addition the Company shall have delivered the following certificates:

(a)     Officer’s Certificates. The Company shall have delivered to such Purchaser (i) an Officer’s Certificate certifying that the conditions specified in Section 4 have been fulfilled and (ii) an Officer’s Certificate regarding no Event of Default pursuant to Section 28(2) of the Indenture, in each case, dated the date of the Closing.

(b)     Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds and this Agreement.

Section 4.4.     Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) (i) from Leonard, Street and Deinard, counsel for the Company (which may be in-house counsel for the Company), (ii) from local Montana counsel for the Company, and (iii) from general counsel for the Company covering the matters set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.     Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact regarding the Company and its Subsidiaries as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.     Sale of Other Bonds. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.     Payment of Special Counsel Fees. Without limiting the provisions of Section 9, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing, as the case may be.

Section 4.8.     Private Placement Number. On or before the date of the Closing, a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.

Section 4.9.     Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.     Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.

Section 4.11.     Commission Approval. On or before the date of the Closing, the Company shall have delivered reasonably satisfactory evidence to the Purchasers and their special counsel that the Company previously received the required regulatory approvals described in Schedule 5.7. authorizing the issue and sale of the Bonds, and said orders remain in full force and effect as of the date of Closing.

Section 4.12.     UCC Financing Statements. On or before the date of the Closing, the UCC Financing Statements shall have been duly filed or recorded by any debtor party in such manner and in such places as is described in Schedule 4.12 (the “Collateral Filings”) and no other UCC Financing Statements or instruments shall be required to be filed to perfect the security interests and Liens of the Trustee in the Mortgaged Property created by or pursuant to the Indenture that can be perfected by filing a UCC Financing Statement under the UCC.

Section 4.13.     Compliance with Indenture. On or before the date of the Closing, the Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds.

Section 4.14.     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser, on the Execution Date and the date of the Closing, that:

Section 5.1.     Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements and to perform the provisions hereof and thereof.

Section 5.2.     Authorization, Etc. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Company, and the Financing Agreements constitute, and upon execution and delivery thereof by the Company and authentication by the Trustee, each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to September 3, 2009 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Without limiting the foregoing, the Disclosure Documents fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in the Disclosure Documents, since December 31, 2008,there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)     All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)     Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)     No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 or Schedule 5.15 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.     Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Financing Agreements will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the continuing Lien of the Indenture) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.     Governmental Authorizations, Etc. No consent, approval, authorization, or order of, or filing with, or declaration with, any Governmental Authority or body or any court is required for the consummation of the transactions contemplated by the Financing Agreements in connection with the issuance and sale of the Bonds by the Company except for filings with or the orders of the Federal Energy Regulatory Commission (“FERC”) and the Montana Public Service Commission, which approvals have, as described on Schedule 5.7, previously been obtained. The issuance and sale of the Bonds has been authorized by order of the FERC, and by order of the Montana Public Service Commission, which orders are in full force and effect.

Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.     Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2000.

Section 5.10.     Title to Property; Leases. The Company has good and marketable fee simple title to all properties owned by it which are subject to the Indenture, subject only (a) to the Lien of the Indenture, (b) to Excepted Encumbrances (as defined in the Indenture) and (c) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by the Company of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Indenture. Such properties constitute and comprise substantially all of the utility properties directly owned by the Company in the States of Montana and Wyoming. For the avoidance of doubt, due to the release of the Company's ownership interest in the Colstrip Unit 4 coal-fired generating plant from the Lien of the Indenture in 1985 in connection with a sale/leaseback transaction, until such time as the trust which currently holds title to such portion of the Colstrip Unit 4 coal-fired generating plant is dissolved, such interest in Colstrip Unit 4 is not subject to the Lien of the Indenture. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.     Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)     To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)     To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.     Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)     The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $150,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)     The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not more than $40,000,000.

(e)     The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by such Purchaser.

Section 5.13.     Private Offering by the Company; Qualification of Indenture. (a) Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

(b)     Neither the execution and delivery of the Financing Agreements nor the consummation of the transactions contemplated thereby, including the issuance and sale of the Bonds , will require the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Section 5.14.     Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds to provide additional financing for the Mill Creek generation project and make capital investments in the Company’s state-regulated transmission and distribution networks. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR

224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.     Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)     Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

(c)     Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16.     Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Bonds by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)     Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)     No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17.     Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the ICC Termination Act of 1995, as amended.

Section 5.18.     Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)     Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)     Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)     All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.     Lien of Indenture. The Indenture constitutes a valid and enforceable first mortgage lien for the equal and proportionate security of the mortgage bonds issued or to be issued thereunder, upon substantially all of the physical properties of the Company (other than the Excepted Encumbrances) which are specifically described therein as subject to the Lien thereof and which are used or useful in the conduct of the Company’s utility business in Montana and Wyoming, free from all prior Liens, charges or encumbrances, other than (a) Permitted Liens (as defined in the Indenture); and (b) in the case of property acquired after the date of the original execution and delivery of the Indenture, vendors’ Liens, purchase money mortgages and any other Liens thereon at the time of acquisition thereof, except to the extent that enforceability of such Lien may be limited by the effect that the law of the jurisdictions in which the physical properties covered thereby are located may have upon the remedies provided in the Indenture. Such limitations, however, do not make the remedies afforded inadequate for the realization of the material benefits of the security provided by the Indenture; provided that (x) enforceability of such Lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights, and (y) the availability of specific performance, injunctive relief, or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The after-acquired property clause in the Indenture subjects to the Lien thereof all after-acquired utility property of the Company’s utility business in Montana and Wyoming as provided therein (except such after-acquired property as may be deemed to be Excepted Property or is otherwise expressly excepted from the Lien of the Indenture).

Section 5.20.     Filings. Except for those filings described in Schedule 5.20, no filing or recording of the Twenty-Eighth Supplemental Indenture is necessary to perfect the Lien of the Indenture upon the properties now owned by the Company and intended to be subject thereto or to extend such lien for the benefit of the Bonds to be issued thereunder; no re-recording or refiling of the Indenture or any other instruments or documents (except for periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the Lien of the Indenture. Under the present laws of the states in which the property intended to be subject to the Lien of the Indenture is located, no further supplemental indentures or other instruments or documents are required to be executed, filed and/or recorded to extend the Lien of the Indenture to after-acquired property.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.     Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser severally represents that it and each party referenced in the preceding sentence on whose account Bonds are purchased by such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds and that a legend will be placed on the Bonds reflecting these circumstances.

Section 6.2.     Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1.     Financial and Business Information. The Company shall deliver to each holder of Bonds that is an Institutional Investor:

(a)     Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)     consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of thisSection 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.northwesternenergy.com) and shall have given each Purchaser prompt notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)     Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)     consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)     SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made such delivery of such materials in clauses (i) and (ii) of this Section 7.1(c) if it shall have timely made Electronic Delivery thereof (to the extent delivery in such manner is available).

(d)     Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)     ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)     the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)     any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)     Supplemental Indentures — promptly, and in any event within five days after the execution and delivery thereof, a copy of any indenture supplemental to the Indenture that the Company from time to time may hereafter execute and deliver; and

(h)     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Bonds as from time to time may be reasonably requested by any such holder of Bonds.

Section 7.2.     Officer’s Certificate. Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Bonds):

Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.     Visitation. The Company shall permit the representatives of each holder of Bonds that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)     Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	COVENANTS.

(a)     The Company shall file the Twenty-Eighth Supplemental Indenture in a timely manner in all locations necessary in Montana and Wyoming and, in any event, the Company shall use commercially reasonable best efforts to file such Twenty-Eighth Supplemental Indenture within 60 days of the date of Closing.

(b)     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of the Twenty-Eighth Supplemental Indenture and the Bonds or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to any provision of the Twenty-Eighth Supplemental Indenture or this Section 8(b) and no Bonds may be issued in substitution or exchange for any such Bonds.

SECTION 9.	EXPENSES, ETC.

Section 9.1.     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Bonds and (c) the costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds).

Section 9.2.     Survival. The obligations of the Company under this Section 9 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement or the Bonds, and the termination of this Agreement and the discharge of the Indenture.

SECTION 10.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 11.	AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of more than 50% in principal amount of the Bonds at the time outstanding. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Bond at the time outstanding, each future holder of any Bond and the Company. Bonds directly or indirectly held by the Company or any Affiliate of the Company shall not be deemed outstanding for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 11.

SECTION 12.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)     if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii)     if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Bond in writing; or

(iv)     if to the Trustees, to the Corporate Trustee at 101 Barclay Street, Floor 8 West, New York, New York 10286 or at such other address as the Trustee shall have specified to the Company and each other party hereto in writing.

Notices under this Section 12 will be deemed given only when actually received.

SECTION 13.	INDEMNIFICATION.

The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and expense (including reasonable attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement, or from any misrepresentation in, or omission from, this Agreement or any other instrument given, or to be given, to the Purchasers pursuant to this Agreement. The indemnification obligations of the Company under this Section 13 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein.

SECTION 14.	MISCELLANEOUS.

Section 14.1.     Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.

Section 14.2.     Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 14.3.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.4.     Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 14.5.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 14.6.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.7.     Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 14.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)     Nothing in this Section 14.7 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)     THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE BONDS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NORTHWESTERN CORPORATION

By	/s/Brian B. Bird
	Name:	Brian B. Bird
	Title:	Vice President, Chief Financial
Officer and Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

COUNTRY LIFE INSURANCE COMPANY

COUNTRY MUTUAL INSURANCE COMPANY

By	/s/John Jacobs
	Name:	John Jacobs
	Its:	Director – Fixed Income

This Agreement is hereby accepted and agreed to as of the date thereof.

CANADA LIFE INSURANCE COMPANY OF AMERICA

By	/s/James Lowery
	Name:	James Lowery
	Its:	AVP, Investments

By	/s/Tad Anderson
	Name:	Tad Anderson
	Its:	AVP, Investments

This Agreement is hereby accepted and agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY

By	/s/Gavin R. Danaher
	Name:	Gavin R. Danaher
	Its:	Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By	/s/Gavin R. Danaher
	Name:	Gavin R. Danaher
	Its:	Authorized Signatory

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By	/s/Gavin R. Danaher
	Name:	Gavin R. Danaher
	Its:	Authorized Signatory